Exhibit 99.03

VERITAS SOFTWARE CORPORATION

1993 DIRECTORS STOCK OPTION PLAN

AS ADOPTED OCTOBER 1, 1993, AMENDED JANUARY 26, 1994, AMENDED
OCTOBER 19, 1994, AMENDED APRIL 20, 1995, AMENDED APRIL 17, 1996,
AMENDED JANUARY 12, 1997, AMENDED APRIL 15, 1999 AND AMENDED
OCTOBER 14, 1999 (EFFECTIVE JANUARY 1, 1999)

     1. PURPOSE. This Stock Option Plan (this “Plan”) is established to provide equity incentives for nonemployee members of the Board of Directors of VERITAS Software Corporation, a corporation organized under the laws of the State of California, any successor corporation thereto and any corporation that assumes the Plan (the “Company”) who are described in Section 6.1 below, by granting such persons options to purchase shares of stock of the Company.

     2. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors (the “Board”) of the Company. This Plan shall be approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock of the Company, within twelve months after the date this Plan is adopted by the Board. Upon the effective date of this Plan, options under this Plan (“Options”) may be granted provided that, in the event that shareholder approval is not obtained within the time period provided herein, this Plan, and all Options granted hereunder, shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such shareholder approval is not obtained.

     3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan shall be nonqualified stock options (“NQSOs”). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the “Shares”) are shares of the Common Stock of the Company or any successor security.

     4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 562,500 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan. The numbers of Shares represented in this Plan are stated as of January 1, 1999, and therefore do not reflect the two-for-one stock split announced by the Board on June

7, 1999 and paid as a stock dividend on July 8, 1999 to stockholders of record on June 18, 1999.

     5. ADMINISTRATION. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the “Committee”). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

     6. ELIGIBILITY AND AWARD FORMULA.

          6.1 ELIGIBILITY. Options may be granted only to directors of the Company who are not employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 17 below (each an “Optionee”). Directors who are consultants and independent contractors of the Company or of any Parent, Subsidiary or Affiliate of the Company are eligible to participate in the Directors Plan.

          6.2 INITIAL GRANT. Each Optionee who is first elected or reelected to the Board after the effective date of the Company’s registration statement (the “Registration Statement”) filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Securities Act”) on or after January 1, 1999 will automatically be granted an option for 25,000 Shares on the later of (i) the date such Optionee is first elected or reelected to the Board or (ii) the date his or her most recent prior option becomes fully vested as to all Shares or terminates (whether such option was granted under this Plan, the Company’s 1993 Equity Incentive Plan or otherwise) (the “Initial Grant”). An Optionee who has received an Initial Grant or a Succeeding Grant prior to any assumption of this Plan shall not be granted an Initial Grant. The Board will have the discretion to increase the number of Shares subject to the Initial Grant to 54,000 Shares without shareholder approval.

          6.3 SUCCEEDING GRANTS. On the anniversary date of his or her most recent prior option (whether such option was granted under this Plan, the Company’s 1993 Equity Incentive Plan or otherwise) Optionee will automatically be granted an Option for 6,500 Shares, provided that Optionee is still a member of the Board (a “Succeeding Grant”). Notwithstanding the foregoing, an Optionee shall not receive a Succeeding Grant earlier than the first anniversary of his or her Initial Grant. The Board will have the discretion to increase the number of Shares subject to a Succeeding Grant to 13,500 Shares without shareholder approval.

          6.4 MAXIMUM SHARES. The maximum number of Shares that may be issued to any one director under this Plan is 108,000. No grant will be made, however, if such grant will cause the number of Shares issued or subject to outstanding Options under this Plan to exceed the number specified in Section 4 above.

     7. TERMS AND CONDITIONS OF OPTIONS. Subject to the following and to Section 6 above:

          7.1 FORM OF OPTION GRANT. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (“Grant”) in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

          7.2 VESTING. The date an Optionee is first elected or reelected to the Board for the first time, as to the Initial Grant, and the date a Succeeding Grant is granted, is referred to in this Plan as the “Start Date” for such Option. Each Initial Grant granted prior to January 1, 1999 will vest as to 3,375 Shares subject to it on the last day of each calendar quarter (not to exceed 13,500 Shares per year); provided that Optionee attended at least one Board meeting during such quarter and provided further that the Board meeting Optionee attended occurred after the date of grant. Each Initial Grant granted on or after January 1, 1999 will vest as to 521 Shares subject to it on the last day of each calendar month (not to exceed 6,250 Shares per year). Each Succeeding Grant granted prior to January 1, 1999 will vest as to 844 Shares subject to it on the last day of each calendar quarter (not to exceed 3,375 Shares per year); provided that Optionee attended at least one Board meeting during such quarter and provided further that the Board meeting Optionee attended occurred after the date of grant. Each Succeeding Grant granted on or after January 1, 1999 will vest as to 135 Shares per calendar month (not to exceed 1,625 Shares per year). Initial Grants granted on or after April 17, 1996 and Succeeding Grants shall be exercisable immediately upon grant for a period of ten years. Exercised unvested Shares shall be subject to a right of repurchase in the Company at the original purchase price that lapses as such Shares vest. Each Option will fully vest as to any Shares that remain unvested on the day immediately preceding the tenth anniversary of the Start Date of such Option. Each outstanding Option shall be exercisable and vest in accordance with the Grant by which it was originally granted.

          7.3 EXERCISE PRICE. The exercise price of an Option shall be the Fair Market Value (as defined in Section 17.4) of the Shares, at the time that the Option is granted.

          7.4 TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a member of the Board or a consultant of the Company. The date on which Optionee ceases to be a member of the Board or a consultant of the Company shall be referred to as the “Termination Date.”

               (a) Termination Generally. If Optionee ceases to be a member of the Board or a consultant of the Company for any reason except death or disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within six (6) months after the Termination Date, but in no event later than the Expiration Date.

               (b) Death or Disability. If Optionee ceases to be a member of the Board or a consultant of the Company because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, (the “Code”) this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee’s legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

     8. EXERCISE OF OPTIONS.

          8.1 NOTICE. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

          8.2 PAYMENT. Payment for the Shares may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a “NASD Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company’s stock exists, through a “margin” commitment from Optionee and a NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

          8.3 WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

          8.4 LIMITATIONS ON EXERCISE. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

               (a) An Option shall not be exercisable unless such exercise is in compliance with the 1933 Securities Act and all applicable state securities laws, as they are in effect on the date of exercise.

               (b) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

     9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of Optionee, an Option shall be exercisable only by Optionee or by Optionee’s guardian or legal representative, unless otherwise permitted by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

     10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its shareholders.

     11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan, the maximum number of Shares that can be granted to a director and the number of Shares subject to outstanding Options, the number of Shares vesting per quarter or per month and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored; provided further, however, that in the event that the number of shares of Common Stock of the Company is changed by a stock dividend or a stock split without consideration, the Board will have the discretion not to proportionately adjust the number of Shares subject to each Initial Grant and the number of Shares subject to each Succeeding Grant, and the number of Shares to vest per month subject to such Initial Grants and Succeeding Grants.

     12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director or a consultant of the Company.

     13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the 1933 Securities Act, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

     14. ACCELERATION OF OPTIONS BY SUCCESSORS. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or any other transaction which qualifies as a “corporate transaction” under Section 424 of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company) the vesting of all options granted pursuant to the Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

     15. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan but not the terms of any outstanding option; provided, however, that the Committee shall not, without the approval of the shareholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of Optionee.

     16. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date this Plan is adopted by the Board of Directors.

     17. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

          17.1 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          17.2 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          17.3 “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          17.4 “Fair Market Value” shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for the common stock of the Company on the last trading day prior to the date of determination, or, in the event the common stock of the Company is listed on the Nasdaq National Market, the Fair Market Value shall be the average of the high and low prices of the common stock on the option grant date as quoted on the Nasdaq National Market and reported in The Wall Street Journal.